Registration No. 333-74432

As Filed With The United States Securities and Exchange Commission on July 2, 2004

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMPAC MORTGAGE HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	33-0675505 (I.R.S. Employer Identification No.)

1401 Dove Street

Newport Beach, California 92660

(949) 475-3600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of each Registrant’s Principal Executive Offices)

Ronald M. Morrison

General Counsel

Impac Mortgage Holdings, Inc.

1401 Dove Street

Newport Beach, California 92660

(949) 475-3600

(name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

Thomas J. Poletti

Katherine J. Blair

Kirkpatrick & Lockhart LLP

10100 Santa Monica Blvd., 7th Floor

Los Angeles, CA 90067

(310) 552-5000

Approximate date of commencement of proposed sale to the public:    Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:  ☐

DEREGISTRATION OF SECURITIES

On December 3, 2001, Impac Mortgage Holdings, Inc. (the “Registrant”) filed a registration statement on Form S-3 (333-74432), (as amended by Post-Effective Amendment No. 1 filed on May 2, 2002, the “Registration Statement”). The purpose of this Post-Effective Amendment No. 2 is to deregister $10,884,256.87 of the securities of the Registrant constituting the remaining unsold and unissued Securities under the Registration Statement pursuant to the Registrant’s undertaking under Item 512(a)(3) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.2 to Registration Statement No. 333-74432 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 30th day of June, 2004.

IMPAC MORTGAGE HOLDINGS, INC.

By:	/S/ JOSEPH R. TOMKINSON
Joseph R. Tomkinson, Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Names	Title	Date

/S/ JOSEPH R. TOMKINSON Joseph R. Tomkinson	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 30, 2004

* William S. Ashmore	Chief Operating Officer, President and Director	June 30, 2004

* Richard J. Johnson	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	June 30, 2004

/S/ CRAIG A. GOLDING Craig A. Golding	Vice President and Controller	June 30, 2004

* James Walsh	Director	June 30, 2004

* Frank P. Filipps	Director	June 30, 2004

* Stephan R. Peers	Director	June 30, 2004

* William E. Rose	Director	June 30, 2004

* Leigh J. Abrams	Director	June 30, 2004

*By:	/S/ JOSEPH R. TOMKINSON
Joseph R. Tomkinson Attorney-in-fact

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